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                                                                     EXHIBIT 5.1

                            [MINTZ LEVIN Letterhead]


                                February 6, 2007

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

Ladies and Gentlemen:

       This opinion is furnished to you in connection with a Registration Statement on Form S-1, Registration No. 333-138894 (the "Registration Statement"), filed by Synta Pharmaceuticals Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 5,750,000 shares (the "Shares") of its common stock, $0.0001 par value per share (the "Common Stock"), including 750,000 shares subject to an underwriters' over-allotment option.

       The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and the several underwriters to be named therein for whom Bear, Stearns & Co. Inc., Lehman Brothers Inc., Lazard Capital Markets LLC and Montgomery & Co., LLC are acting as representatives. The form of the Underwriting Agreement will be filed as exhibit 1.1 to the Registration Statement.

       In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date; the form of Underwriting Agreement; the minutes of all pertinent meetings of directors and stockholders of the Company relating to the Registration Statement, and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and other documents as we deemed relevant for the purposes of rendering the opinions in this letter; and the Registration Statement and the exhibits thereto filed with the Commission.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against

                              [Mintz Levin Footer]

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

February 6, 2007
Page 2

payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

       Our opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

       Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                        Very truly yours,

                        /s/  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.